UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 11, 2018
(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 11, 2018, Arbutus Biopharma Corporation (the "Corporation") held a Special Meeting of Shareholders.

At the meeting, shareholders voted to approve the issuance of 664,000 Preferred Shares (as defined below) and common shares, no par value, issuable upon conversion of those Preferred Shares, to Roivant Sciences Ltd. ("Roivant"), as follows:

Votes For	% For	Votes Against	% Against	Abstentions	Broker Non- Votes
16,202,398	99.32	111,664	0.68	4,994	0

Shareholders also voted to approve an amendment to Part 27 of Arbutus' Articles of Incorporation ("Articles") to extend the period during which certain decisions of the Board of Directors of the Company (the "Board") require approval of at least 70% of the directors from March 4, 2018 to October 16, 2021, as follows:

Votes For	% For	Votes Against	% Against	Abstentions	Broker Non- Votes
34,206,314	99.49	175,016	0.51	5,255	0

Shareholders also voted to approve an amendment to Part 28 of Arbutus' Articles pursuant to which: (i) Roivant would have the right until October 16, 2021, subject to certain conditions, to nominate up to three members of the Board (at least one of whom must be "independent" within the meaning of the Articles, if Roivant has three nominees), and (ii) for so long as Roivant has such nomination rights, the total number of directors of Arbutus would not, without the prior written consent of Roivant, be permitted to exceed seven directors, the majority of whom would be required to be "independent," as follows:

Votes For	% For	Votes Against	% Against	Abstentions	Broker Non- Votes
34,256,691	99.65	119,288	0.35	10,606	0
Item 8.01. Other Events.
On January 12, 2018, the Corporation completed the issuance and sale to Roivant of 664,000 series A participating convertible preferred shares of the Corporation (the "Preferred Shares"), at a price of $100 per share, for gross proceeds to the Corporation of $66.4 million.  The sale of the Preferred Shares was the second tranche of a larger subscription by Roivant, pursuant to a subscription agreement between the Corporation and Roivant that was previously disclosed in the Current Report on Form 8-K of the Corporation filed on October 3, 2017, of an aggregate of 1,164,000 Preferred Shares, of which 500,000 Preferred Shares were issued and sold to Roivant on October 16, 2017.  The aggregate gross proceeds to the Corporation for the sale of the 1,164,000 Preferred Shares was $116.4 million.

In connection with the completion of the sale of the Preferred Shares, the Corporation and Roivant have agreed to waive certain of the Corporation's obligations under the Amended and Restated Governance Agreement previously entered by the Corporation and Roivant, until a later time not to be later than the Corporation's next meeting of its shareholders.
In connection with the closing of the second tranche of the sale of the Preferred Shares, the Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1. Press release, dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2018

ARBUTUS BIOPHARMA CORPORATION

By: /s/ Bruce Cousins
Name:	Bruce Cousins
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1. Press release, dated January 16, 2018